Exhibit 25
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                        TO SECTION 305(b)(2) ___________
                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                            13-4941247
(Jurisdiction of Incorporation or                              (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                                 10006
(Address of principal                                            (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

                            Mississippi Power Company
               (Exact name of obligor as specified in its charter)

         MISSISSIPPI                                            64-0205820
(State or other jurisdiction of                              (I.R.S. employer
Incorporation or organization)                              Identification no.)


2992 West Beach
Gulfport, Mississippi                                           39501
(Address of principal executive offices)                     (Zip Code)
                                                   ----------------------------

             First Mortgage Bond, 6 7/8% Series Due December 1, 2025 (Title of the indenture securities)
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                                       -2-



Item   1.         General Information.
                  Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

                   Name                                        Address

       Federal Reserve Bank (2nd District)                  New York, NY
       Federal Deposit Insurance Corporation                Washington, D.C.
       New York State Banking Department                    Albany, NY

(b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item   2.         Affiliations with Obligor.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

Item   3. -15.    Not Applicable

Item  16.         List of Exhibits.

                  Exhibit     1 - Restated Organization Certificate of
                                  Bankers Trust Company dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 28, 1994 Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-79862.

                   Exhibit    2 - Certificate of Authority to commence
                                  business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


                   Exhibit    3 - Authorization of the Trustee to exercise
                                  corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                  Exhibit     4 - Existing By-Laws of Bankers Trust
                                  Company, dated as amended on September 21, 1993. Incorporated herein by reference to
                                  Exhibit 4 filed with Form T-1 Statement,
                                  Registration No. 33-52359.



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                                       -3-



                  Exhibit     5 - Not applicable.

                  Exhibit     6 - Consent of Bankers Trust Company
                                  required by Section 321(b) of the Act. -
                                  Incorporated herein by reference to Exhibit
                                  4 filed with Form T-1 Statement,
                                  Registration No. 22-18864.

                  Exhibit     7 - A copy of the latest report of condition of
                                  Bankers Trust Company dated as of September
                                  30, 1995.

                  Exhibit     8 - Not Applicable.

                  Exhibit     9 - Not Applicable.



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                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 14th day of December, 1995.


                                             BANKERS TRUST COMPANY



                                             By:      James C. McDonough
                                                      James C. McDonough
                                                   Assistant Vice President

Legal Title of Bank:
Bankers Trust Company      Call Date: 9/30/95   ST-BK: 36-4840     FFIEC 031
Address:
130 Liberty Street         Vendor ID: D         CERT:  00623       Page RC-1
City, State ZIP:     New York, NY  10006                                  11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks September 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                    -----------
                                                                    |  C400    |
               Dollar Amounts in Thousands        |  RCFD       Bil Mil Thou   |
ASSETS
1. Cash and balances due from depository institutions
   (from Schedule RC-A):
   a. Noninterest-bearing balances and currency
      and coin(1) ...............................    0081      1,690,000   1.a.
   b. Interest-bearing balances(2)...............    0071      1,531,000   1.b.
2. Securities:
   a. Held-to-maturity securities
      (from Schedule RC-B, column A) ...........     1754              0   2.a.
   b. Available-for-sale securities
      (from Schedule RC-B, column D)............     1773      4,104,000   2.b.
3  Federal funds sold and securities purchased
   under agreements to resell in domestic offices
   of the bank and of its Edge and Agreement
   subsidiaries, and in IBFs:
   a. Federal funds sold .......................     0276      3,475,000   3.a.
   b. Securities purchased under agreements
      to resell ................................     0277        792,000   3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of
      unearned income(from
      Schedule RC-C)       RCFD 2122    21,152,000                         4.a.
   b. LESS: Allowance for
            loan and lease
            losses.........RCFD 3123       981,000                         4.b.
   c. LESS: Allocated
            transfer risk
            reserve .......RCFD 3128             0                         4.c.
   d. Loans and leases, net of unearned income,
      allowance, and reserve
     (item 4.a minus 4.b and 4.c)...............     2125     20,171,000   4.d.
5. Trading assets (from Schedule RC-D)..........     3545     37,469,000   5.
6. Premises and fixed assets
   (including capitalized leases)...............     2145        839,000   6.
7. Other real estate owned (from Schedule RC-M).     2150        257,000   7.
8. Investments in unconsolidated
   subsidiaries and associated companies
   (from Schedule RC-M).........................     2130        243,000   8.
9. Customers' liability to this bank on
   acceptances outstanding .....................     2155        461,000   9.
10.Intangible assets (from Schedule RC-M)  .....     2143         10,000  10.
11.Other assets (from Schedule RC-F)............     2160     10,351,000  11.
12.Total assets (sum of items 1 through 11).....     2170     81,393,000  12.



--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:
Bankers Trust Company      Call Date: 9/30/95   ST-BK: 36-4840     FFIEC 031
Address:
130 Liberty Street         Vendor ID: D         CERT:  00623       Page RC-2
City, State ZIP:     New York, NY  10006                                  12
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3


Schedule RC--Continued                        __________________________________
                   Dollar Amounts in Thousands            Bil Mil Thou      __|
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals
       of columns A and C from Schedule
       RC-E, part I)............................RCON 2200   7,445,000   13.a.
       (1) Noninterest
           -bearing(1).....RCON 6631   3,025,000                        13.a.(1)
       (2) Interest
           -bearing.. .....RCON 6636   4,420,000                        13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E part II)............................RCFN 2200  20,135,000   13.b.
       (1) Noninterest
           -bearing........RCFN 6631     533,000                        13.b.(1)
       (2) Interest
           -bearing........RCFN 6636  19,602,000                        13.b.(2)
14. Federal funds purchased and securities
    sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased..................RCFD 0278   4,021,000   14.a.
    b. Securities sold under agreements
       to repurchase............................RCFD 0279   1,472,000   14.b.
15. a. Demand notes issued to the U.S. Treasury.RCON 2840           0   15.a.
    b. Trading liabilities .....................RCFD 3548  20,282,000   15.b.
16. Other borrowed money:
    a. With original maturity of one year
       or less .................................RCFD 2332  10,242,000   16.a.
    b. With original maturity of more than
       one year ................................RCFD 2333   3,196,000   16.b.
17. Mortgage indebtedness and obligations
    under capitalized leases....................RCFD 2910      35,000   17.
18. Bank's liability on acceptances executed
    and outstanding ............................RCFD 2920     461,000   18.
19. Subordinated notes and debentures ..........RCFD 3200   1,226,000   19.
20. Other liabilities (from Schedule RC-G)......RCFD 2930   8,663,000   20.
21. Total liabilities (sum of items 13
     through 20)................................RCFD 2948  77,178,000   21.

22. Limited-life preferred stock and related
    surplus.....................................RCFD 3282           0   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related
    surplus ....................................RCFD 3838     400,000   23.
24. Common stock ...............................RCFD 3230     852,000   24.
25. Surplus (exclude all surplus related to
    preferred stock) ...........................RCFD 3839     528,000   25.
26. a. Undivided profits and capital reserves...RCFD 3632   2,794,000   26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities.........RCFD 8434       6,000   26.b.
27. Cumulative foreign currency translation
    adjustments.................................RCFD 3284  (  365,000)  27.
28. Total equity capital (sum of items
    23 through 27)..............................RCFD 3210   4,215,000   28.
29. Total liabilities, limited-life preferred
    stock, and equity capital (sum of items 21,
    22, and 28).................................RCFD 3300  81,393,000   29.

Memorandum
To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1994
                                                             Number
     .........................................  RCFD 6724      N/A       M.1

1    =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2    =   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3    =   Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4    =  Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5    =  Review of the bank's financial statements by external auditors

6    =  Compilation of the bank's financial statements by external auditors

7    =   Other audit procedures (excluding tax preparation work)

8    =   No external audit work
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(1) Including total demand deposits and noninterest-bearing time and savings deposits.